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                          BANC ONE AUTO TRUST 1996-B
                       1996 ANNUAL STATEMENT FOR FORM 10-K
                                DECEMBER 31, 1996
                                                                 EXHIBIT 99.2
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STATEMENT TO CERTIFICATEHOLDERS
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                                                                                                               Dollars ($)
I.       Amount of 1996 distributions allocable to principal:                                                  -----------
         (i)  Class A Certificateholders                                                                    85,833,701.99
         (ii) Class B Certificateholders                                                                     3,576,484.07

                                                                                                               Dollars ($)
II.      Amount of 1996 distributions allocable to interest:                                                   -----------
         (i)  Class A Certificateholders                                                                     9,079,188.05
         (ii) Class B Certificateholders                                                                       386,971.49

III.     Pool Balance as of the close of business on December 31, 1996, after
         giving effect to payments allocated to principal reported under (I) above                      ($)216,276,544.94

IV.      Aggregate outstanding principal balances and pool factors for each
         class of securities, as of December 31, 1996, after giving effect                          Principal Balance ($)
         to all payments reported under clause (I) above on such date:                              ---------------------
         (a) Class A Certificateholders                                                                    207,625,298.01
         (b) Class A Pool Factor                                                                                0.7075104
         (c) Class B Certificateholders                                                                      8,651,246.93
         (d) Class B Pool Factor                                                                                0.7075104

V.       Amount of the Total Servicing Fee paid to the Servicer with respect to the                      Servicing Fee ($)
         year ended December 31, 1996                                                                    ----------------
         (i)  Total Servicing Fee                                                                            1,545,788.09

VI.      Amount of the aggregate Realized Losses, if any, for the year ended December 31, 1996            ($)2,733,986.77

VII.     (a)  Aggregate amount withdrawn from the Reserve Account and deposited in
              the Collection Account                                                                      ($)2,733,986.77
         (b)  Specified Reserve Account balance as of December 31, 1996                                   ($)7,028,987.71
         (c)  Aggregate Reserve Account release to seller for the year ended December 31, 1996            ($)3,357,763.13
         (d)  Balance of the Reserve Account as of December 31, 1996                                      ($)7,028,987.71
         (e)  1996 Average of Charge-off Rates                                                                       1.11%
         (f)  1996 Average of Delinquency Percentages                                                                0.34%

VIII.    (a)  Certificateholder's Interest Carryover Shortfall                                                       0.00
         (b)  Certificateholder's Principal Carryover Shortfall                                                      0.00

IX.      Aggregate Purchase Amounts paid by the Seller or the Servicer with                                    221,153.25
         respect to the year ended December 31, 1996

X.       Delinquent Receivables as of December 31, 1996                  Dollar Amount        %         # Units
                                                                         -------------      -----       -------
         (a)  30-59 Days Delinquent                                          3,983,400      1.76%         462
         (b)  60-89 Days Delinquent                                            770,507      0.34%          87
         (c)  90 Days or More Delinquent                                       213,635      0.09%          27

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